SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 8, 2004



                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                   001-11001                06-0619596
(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)


                                3 High Ridge Park
                           Stamford, Connecticut 06905
                    (Address of Principal Executive Offices)


                                 (203) 614-5600
              (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
          (Former name or former address, if changed since last report)

ITEM 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
          -------------------------------------------------------------------
          Plan
          ----

          Citizens Communications Company (the "Company") has elected to change the record keeper for the Citizens 401(k) Savings Plan (the "Plan"). As a result of this change, there will be a blackout period in which Plan participants temporarily will be unable to engage in transactions involving the Company's common stock, $0.25 par value per share ("Common Stock"), or associated derivative securities held in their individual accounts. During the blackout period, Plan participants will not be able to exercise any rights otherwise available under the Plan, which rights include: (1) directing or diversify the assets held in their Plan accounts, (2) obtaining a loan under the Plan, or (3) obtaining a distribution from the Plan. The blackout period is expected to begin on July 23, 2004, and is expected to end on August 4, 2004.

          Pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104(b)(2)(i)(B) of the Securities and Exchange Commission's Regulation BTR, and concurrently with the filing of this Current Report on Form 8-K, the Company transmitted a written notice of the impending blackout period to the members of its Board of Directors and executive officers notifying them that during the blackout period, they may not, directly or indirectly, purchase, sell or otherwise acquire or transfer any shares of Common Stock or associated derivative securities if those securities were acquired in connection with their service or employment as a director or executive officer. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference.

          The person designated by the Company to respond to inquiries about the blackout period is Russ Mitten, Citizens Communications Company, 3 High Ridge Park, Stamford, Connecticut 06905, (203) 614-5047.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               CITIZENS COMMUNICATIONS COMPANY
                                        (Registrant)


Date:  July 8, 2004            By:  /s/ Jerry Elliott
                                   --------------------------
                                   Jerry Elliott
                                   Senior Vice President and
                                   Chief Financial Officer



                                INDEX TO EXHIBITS
                                -----------------

Exhibit
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99.1  Notice to Directors  and Executive  Officers  of Citizens  Communications
Company dated July 8, 2004